Exhibit 3.163

STATE OF ARKANSAS — OFFICE OF THE SECRETARY OF STATE

ARTICLES OF INCORPORATION

OF

LITTLE ROCK-SC, INC.

The undersigned, natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Arkansas Business Corporation Act (Act 576 of 1965), adopt the following Articles of Incorporation for such corporation:

FIRST: The name of the corporation is LITTLE ROCK-SC, INC.

SECOND: The period of duration is perpetual.

THIRD: The purpose or purposes for which the corporation is organized are:

To develop, construct, own and/or operate health care facilities; to engage in any lawful act or activity.

FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is 1,000 shares.

The designation of each class, the number of shares of each class, or a statement that the shares of any class are without par value, are as follows:

NUMBER OF SHARES	CLASS	SERIES (IF ANY)	PAR VALUE PER SHARE OR STATEMENT THAT SHARES ARE WITHOUT PAR VALUE
1,000	common	—	$1.00

FIFTH: The amount of capital with which this corporation will begin business is not less than $300.00. This corporation will not transact any business until there has been paid in for the issuance of shares consideration of the value of at least Three Hundred Dollars.

SIXTH: The address of the initial registered office of this corporation is 417 Spring Street, Little Rock, Arkansas 72201 and the name of its initial registered agent at such address is The Corporation Company.

SEVENTH: The number of directors constituting the initial Board of Directors is three (3), and they will serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified.

EIGHTH: The name and address of each incorporator is:

NAME	STREET ADDRESS, CITY & STATE
M. E. Kraemer	2 Peachtree St., N. W., Atlanta, Ga. 30383

T. S. Merker	2 Peachtree St., N. W., Atlanta, Ga. 30383

L. A. Cancro	2 Peachtree St., N. W., Atlanta, Ga. 30383

Dated: September 26, 1984.

SIGNATURE OF INCORPORATORS:

/s/ M. E. Kraemer
M. E. Kraemer

/s/ T. S. Merker
T. S. Merker

/s/ L. A. Cancro
L. A. Cancro

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